                                                                   EXHIBIT 99.03



          UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION


                  The following pro forma condensed combining statements of operations are set forth herein to give effect to the net proceeds to the Company from the sale of 9,000,000 shares of Common Stock at a public offering price of $47.375 per share and the acquisition of Lacerte by Intuit as if such acquisition had occurred as of the beginning of each period presented by combining the statements of operations data of (i) the Company for the year ended July 31, 1997 and Lacerte for the twelve month period from October 1, 1996 through September 30, 1997 and (ii) the Company for the nine months ended April 30, 1998 and Lacerte for the nine months ended March 31, 1998. The pro forma condensed combining balance sheet data gives effect to the acquisition of Lacerte by Intuit as if such acquisition had occurred on April 30, 1998. The pro forma combined consolidated financial information does not reflect any potential cost savings which may be obtained following the acquisition. The pro forma adjustments and assumptions are based on estimates, evaluations and other data currently available. The pro forma condensed combining statements of operations is provided for illustrative purposes only and is not necessarily indicative of the combined results of operations that would have been reported had the acquisition occurred on August 1, 1996, nor does it represent a forecast of the combined future results of operations for any future period. All information contained herein should be read in conjunction with the Consolidated Financial Statements and the notes thereto of the Company and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Form 10-K for the year ended July 31, 1997, the financial statements and notes thereto of Lacerte included in the Company's Form 8-K dated May 18, 1998 and the notes to the Unaudited Pro Forma Condensed Combining Financial Information.

                                 INTUIT INC. AND
                          LACERTE SOFTWARE CORPORATION
           UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET DATA

                                                                                           PRO FORMA
                                                    INTUIT              LACERTE     -------------------------
                                                  APRIL 30, 1998    MARCH 31, 1998  ADJUSTMENTS     COMBINED
                                                  --------------    --------------  -----------     --------
                     ASSETS                                                (in thousands)
Current assets:
  Cash and cash equivalents................         $    63,191        $ 6,621    $ 410,275 (a)
                                                                                   (400,000)(b)    $   80,087
  Short-term investments...................             184,067            --            --           184,067
  Marketable securities....................             479,227                          --           479,227
  Accounts receivable, net.................             118,676         8,513            --           127,189
  Note receivable..........................              50,000         3,068            --            53,068
  Inventories..............................               2,015            --            --             2,015
  Prepaid expenses.........................
                                                         23,310           163            --            23,473
                                                    -----------      --------     ---------         ---------
          Total current assets.............             920,486        18,365        10,275           949,126
Property and equipment, net................              69,575         2,966            --            72,541
Intangibles from Lacerte corporation.......                                         394,822 (b)
                                                                                    (53,800)(c)       341,022
Purchased intangibles......................              11,737         1,104            --            12,841
Goodwill...................................              16,166            --            --            16,166
Investments................................              11,000            --            --            11,000
Restricted investments.....................              31,053            --            --            31,053
Other assets...............................              13,397           386            --            13,783
                                                    -----------      --------     ---------         ---------
Total assets...............................         $ 1,073,414      $ 22,821     $ 351,297        $1,447,532
                                                    ===========      ========     =========        ==========

      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable ........................         $    48,218      $    771     $      --        $   48,989
  Accrued compensation and related
     liabilities ..........................              22,761         1,703            --            24,464
  Deferred revenue ........................              28,820         1,002            --            29,822
  Income taxes payable ....................               6,213            --        (7,714)(c)        (1,501)
  Deferred income taxes ...................             126,219            --            --           126,219
  Other accrued liabilities ...............             165,059         4,167        10,000 (b)       179,226
                                                    -----------      --------     ---------        ----------
          Total current liabilities .......             397,290         7,643         2,286           407,219
Deferred income taxes .....................                 117            --            --               117
Long-term notes payable ...................              39,173            --            --            39,173
Stockholders' equity:
  Redeemable preferred stock ..............                  --            --            --                --
  Common stock ............................                  487            --            90 (a)          577
  Additional paid-in capital ..............              603,425            12       410,185 (a)
                                                                                         (12)(d)    1,013,610
  Net unrealized gain on marketable
    securities ............................              169,035            --            --          169,035
  Cumulative translation adjustment
    and other .............................                  239            --            --              239
  Retained earnings (accumulated deficit)..             (136,352)       15,166       (15,166)(d)
                                                                                       7,714 (c)
                                                                                     (53,800)(c)     (182,438)
                                                                                   ---------       ----------
          Total stockholders' equity.......             636,834        15,178        349,011        1,001,023
                                                    -----------      --------      ---------       ----------
Total liabilities and stockholders'
  equity ..................................         $ 1,073,414      $ 22,821      $ 351,297       $1,447,532
                                                    ===========      ========      =========       ==========


                             See accompanying notes.

                             INTUIT INC. AND
                    LACERTE SOFTWARE CORPORATION
      UNAUDITED PRO FORMA CONDENSED COMBINING INCOME STATEMENT DATA

                                        INTUIT          LACERTE
                                     FOR THE YEAR     FOR THE YEAR             PRO FORMA
                                         ENDED           ENDED         -------------------------
                                     JUL. 31, 1997   SEPT. 30, 1997    ADJUSTMENTS      COMBINED
                                     -------------   --------------    -----------      --------
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net revenue........................    $598,925         $ 69,474        $     --        $668,399
Costs and expenses:
  Cost of goods sold:
     Product.......................     137,281            4,417              --         141,698
     Amortization of purchased
       software and other..........       1,489               --              --           1,489
  Customer service and technical
     support.......................     119,762            5,768              --         125,530
  Selling and marketing............     162,047            4,499              --         166,546
  Research and development.........      93,018           14,091              --         107,109
  General and administrative.......      37,460           15,620              --          53,080
  Charge for purchased research and
     development...................      11,009               --              --          11,009
  Other acquisition costs,
     including amortization of
     goodwill and purchased
     intangibles...................      26,543               --         122,632(e)      149,175
  Restructuring costs..............      10,356               --              --          10,356
                                       --------         --------        --------        --------
          Total costs and
            expenses...............     598,965           44,395         122,632         765,992
                                       --------         --------        --------        --------
          Income (loss) from
            operations.............         (40)          25,079        (122,632)        (97,593)
Interest and other income and
  expense, net.....................       9,849              471              --          10,320
                                       --------         --------        --------        --------
Income (loss) from continuing
  operations before income taxes...       9,809           25,550        (122,632)        (87,273)
Provision for (benefit from) income
  taxes............................      12,741              322         (39,155)(f)     (26,092)
                                       --------         --------        --------        --------
Income (loss) from continuing
  operations.......................      (2,932)          25,228         (83,477)        (61,181)
Gain from sale of discontinued
  operations, net of income tax
  provision of $52,617,000.........      71,240               --              --          71,240
                                       --------         --------        --------        --------
Net income (loss)..................    $ 68,308         $ 25,228        $(83,477)       $ 10,059
                                       ========         ========        ========        ========
Basic loss per share from
  continuing operations............    $  (0.06)                                        $  (1.12)
Basic income per share from sale of
  discontinued operations..........        1.53                                             1.30
                                       --------                                         --------
Basic net income per share.........    $   1.47                                         $   0.18
                                       ========                                         ========
Shares used in computing basic net
  loss per share...................      46,424                            8,400(a)       54,824
                                       ========                         ========        ========
Diluted loss per share from
  continuing operations............    $  (0.06)                                        $  (1.12)
Diluted income per share from sale
  of discontinued operations.......        1.50                                             1.28
                                       --------                                         --------
Diluted net income per share.......    $   1.44                                         $   0.18
                                       ========                                         ========
Shares used in computing net income
  (loss) per share.................      47,448                            8,400(a)       55,848
                                       ========                         ========        ========

                            See accompanying notes.

                                 INTUIT INC. AND
                          LACERTE SOFTWARE CORPORATION
            UNAUDITED PRO FORMA CONDENSED COMBINING INCOME STATEMENT



                                                      INTUIT         LACERTE
                                                   FOR THE NINE   FOR THE NINE
                                                      MONTHS         MONTHS
                                                      ENDED           ENDED                PRO FORMA
                                                    APRIL 30,        MARCH 31,      -------------------------
                                                      1998             1998         ADJUSTMENTS      COMBINED
                                                   -----------     ------------     -----------     ---------
                                                                  (in thousands, except per share data)

Net revenue ....................................  $ 475,467      $  69,152          $      --          $ 544,619
Costs and expenses:
  Cost of goods sold:
     Product ...................................     97,206          4,417                 --            101,623
     Amortization of purchased software and
         other .................................      1,941             --                 --              1,941
  Customer service and technical support .......     91,821          5,768                 --             97,589
  Selling and marketing ........................    134,006          4,499                 --            138,505
  Research and development .....................     78,159         14,091                 --             92,250
  General and administrative ...................     27,387         15,482                 --             42,869
  Charge for purchased research and
     development ...............................         --             --
  Other acquisition costs ......................                        --                 --
Amortization of goodwill and purchased
     intangibles ...............................     12,230             --             85,371(e)          97,601
                                                  ---------      ---------          ---------          ---------
          Total costs and expenses .............    442,750         44,257             85,371            572,378
                                                  ---------      ---------          ---------          ---------
          Loss from operations .................     32,717         24,895            (85,371)           (27,759)
Interest and other income and expense, net .....      7,375            471                 --              7,846
                                                  ---------      ---------          ---------          ---------
Gain on disposal of business ...................      4,321             --                 --              4,321
Income (loss) from continuing operations
  before income taxes ..........................     44,413         25,366            (85,371)           (15,592)
Provision for income taxes .....................     17,534          9,132                 --             26,666
                                                  ---------      ---------          ---------          ---------
Net income .....................................  $  26,879         16,234            (85,371)           (42,258)
                                                  =========      =========          =========          =========
Basic net income per share .....................  $    0.56                                                 (.74)
                                                  =========                                            =========
Shares used in per share amounts ...............     47,618                             9,000(d)          56,618
                                                  =========                                            =========
Diluted net income per share ...................  $    0.54                                                 (.74)
                                                  =========                                            =========

Shares used in computing net loss per share ....     49,560                             9,000(d)          56,618
                                                  =========                                            =========


                             See accompanying notes.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

         NOTE 1. The unaudited pro forma condensed combining balance sheet of Intuit and Lacerte has been prepared as if the Acquisition, which has been accounted for as a purchase, was completed as of April 30, 1998. Based on an aggregate purchase price of $400 million, plus $10 million of acquisition costs, and approximately $8 million in liabilities assumed, a total of $418 million was allocated to the Lacerte March 31, 1998 balance sheet.

         The allocation of the purchase price among the identifiable tangible and intangible assets was based on an appraisal of the fair market value of those assets. Specifically, purchased research and development was identified and valued through interviews concerning each Lacerte developmental project. Expected future cash flows of each developmental project were discounted to present value taking into account risks associated with the inherent difficulties and uncertainties in completing the project, and thereby achieving technological feasibility, and risks related to the viability of and potential changes in future target markets.

         The above analysis and valuation resulted in a value of approximately $53.8 million for purchased research and development which has not yet reached technological feasibility and does not have alternative future uses. Therefore, in accordance with generally accepted accounting principles, this amount has been written off as a pro forma adjustment.

         Using the same methodology, other intangibles were identified and valued. Expected future cash flows associated with these intangibles were discounted to present value taking into account risks related to the characteristics of each item. The amounts identified as intangible assets as well as goodwill arising from the transaction are expected to be amortized over estimated useful lives ranging from three to five years.

         NOTE 2. The Intuit statement of operations for the year ended July 31, 1997 has been combined with the Lacerte statement of income for the year ended September 30, 1997. Additionally, the Intuit statement of operations for the nine month period ended April 30, 1998 has been combined with Lacerte's statement of income for the nine month period ended March 31, 1998. This method of combining the two companies is for the presentation of unaudited pro forma condensed combining financial statements only. Actual statements of operations of Intuit and Lacerte have been combined from the effective date of the Acquisition with no retroactive restatement. The unaudited pro forma condensed combining financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of Intuit and the combined financial statements of Lacerte for the indicated periods.

         NOTE 3. The unaudited pro forma condensed combining statements of operations for Intuit and Lacerte have been prepared as if the Acquisition was completed as of the beginning of each period presented. The unaudited pro forma combined net loss per share is based on the weighted average number of common shares of Intuit Common Stock outstanding during the period, adjusted to give effect to 9,000,000 shares of the Company's Common Stock issued pursuant to the Company's May 1998 public offering, the proceeds of which were used to fund the purchase price for the Acquisition.

         NOTE 4. Lacerte had elected under the Internal Revenue Code to be an "S" corporation. In lieu of federal corporate income taxes, the stockholders of an "S" corporation are taxed on their proportionate shares of the Company's taxable income. Therefore, no provision or liability for federal income taxes has been included in Lacerte's financial statements, as the tax effects of the Company's activities accrued to the individual stockholders. The unaudited pro forma condensed combining statements of operations include pro forma adjustments to adjust Lacerte's earnings as if they were subject to the corporate tax treatment of a "C" corporation.

         NOTE 5. The unaudited pro forma condensed combining statements of operations for Intuit and Lacerate do not include the $53.8 million charge for acquired in-process research and development arising from the Acquisition, as it is a material nonrecurring charge. This charge has been included in the actual consolidated statements of operations of Intuit in the fiscal quarter ended July 31, 1998 (the fiscal quarter in which the Acquisition was consummated).

         NOTE 6. The following pro forma adjustments are reflected in the unaudited pro forma condensed combining financial information and are required to allocate the purchase price and acquisition costs to the net assets acquired from Lacerte based on their fair value, as determined by a preliminary appraisal, and to reflect the write-off of purchased research and development identified in the purchase price allocation.

         (a) Reflects the sale of 9,000,000 shares of Common Stock in May 1998 at a public offering price of $47.375 per share after deducting the underwriting discount and estimated offering expenses for net proceeds to the Company of $410,275,000.

         (b) Reflects the allocation of the purchase price, based on fair market values, to the historical balance sheet.

         (c) Reflects the write-off of purchased research and development identified in the purchase price allocation and the related pro forma tax effects. The pro forma statements of operations exclude the write-off of purchased research and development due to its non-recurring nature.

         (d) Reflects the elimination of Lacerte's equity accounts.

         (e) Reflects the amortization of intangibles associated with the purchase of Lacerte as if the acquisition was completed as of the beginning of each period presented. Amortization is over the estimated useful lives of the assets acquired (generally between three and five years).

         (f) Reflects the effect of treating Lacerte as an "S" corporation versus a "C" corporation for federal and state tax purposes.